Exhibit 99.3

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear                     :

As you know, on November 17, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Orative Corporation (“Orative”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Andorra Acquisition Corp., and Orative dated October 25, 2006 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Orative common stock granted to you under the Orative 2003 Equity Incentive Plan (herein referred to as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Orative under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Orative common stock granted to you under the Plan (the “Orative Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Orative (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Orative Option(s) that are required by the Acquisition.

The table below summarizes your Orative Option(s) immediately before and after the Acquisition:

ORATIVE OPTION				ASSUMED ORATIVE OPTION
Grant Date	Option Type	No. of Orative Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0612971070 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Orative Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain incentive stock option (“ISO”) status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Orative Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Orative Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Orative Option(s) was determined by dividing the exercise price per share of your Orative Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Orative will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). In accordance with Cisco’s policies the only permissible methods to exercise your assumed Orative Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Orative Option(s) may be “early exercised” (i.e., an assumed Orative Option may be exercised for shares of Cisco common stock only to the extent the assumed Orative Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Orative Option(s) to the extent outstanding at the time of termination after which time your assumed Orative Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Orative Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is                     ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Orative Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

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Please sign and date this Agreement, as soon as possible, and deliver to                      by hand or by fax to the following number:                     .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Orative Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Orative Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Orative Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Orative Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006	Signature:
- Optionee
Address:

Cisco IDNo.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear                     :

As you know, on November 17, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Orative Corporation (“Orative”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Andorra Acquisition Corp., and Orative dated October 25, 2006 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Orative common stock granted to you under the Orative 2003 Equity Incentive Plan (herein referred to as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Orative under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Orative common stock granted to you under the Plan (the “Orative Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Orative (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Orative Option(s) that are required by the Acquisition.

The table below summarizes your Orative Option(s) immediately before and after the Acquisition:

ORATIVE OPTION				ASSUMED ORATIVE OPTION
Grant Date	Option Type	No. of Orative Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share
NSO

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0612971070 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Orative Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Orative Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Orative Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Orative Option(s) was determined by dividing the exercise price per share of your Orative Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or

“Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Orative will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). In accordance with Cisco’s policies the only permissible methods to exercise your assumed Orative Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Orative Option(s) may be “early exercised” (i.e., an assumed Orative Option may be exercised for shares of Cisco common stock only to the extent the assumed Orative Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement (as set forth below), the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Orative Option(s) to the extent outstanding at the time of termination after which time your assumed Orative Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Orative Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is                     ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Orative Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Please sign and date this Agreement, as soon as possible, and deliver to                      by hand or by fax to the following number:                     .

IMPORTANT AMENDMENT TO YOUR ORATIVE OPTION(S) – Cisco is offering you the opportunity to amend your Orative Option(s) to limit the time during which exercise may be made of your Orative Option(s) listed in the table above with respect to any particular share to no later than March 15 of the calendar year following the calendar in which such Orative Option(s) first became vested and exercisable for such share. By signing below you are agreeing to this amendment of the Orative Option(s) listed in the table above. If you do not wish to agree to this amendment then do not sign this Agreement, instead, return it to us along with a written request, signed by you, for a form of option assumption agreement that does not make this amendment.

The Grant Date shown above for your Orative Option(s) is on or after May 31, 2006. Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) imposes additional tax and interest (for a combined rate that is effectively greater than 20% and is in addition to regular federal income tax) that is subject to tax withholding by Cisco. Cisco believes this additional tax withholding obligation applies to your Orative Option(s) listed above.

However, the IRS has proposed regulations under Code Section 409A pursuant to which you may elect to amend your Orative Option(s) to limit the time during which exercise may be made with respect to any particular share to no later than March 15 of the calendar year following the calendar in which your Orative Option(s) first become vested and exercisable for such share. A brief discussion of the effect of Code Section 409A is set forth in the attached S-8 Prospectus under the heading “Code Section 409A Tax on Deferred Compensation”. The statements above and in the S-8 Prospectus are not a substitute for actual tax advice about your personal circumstances. Cisco advises you to confirm with your personal tax advisor the desirability of this amendment before deciding to accept (or reject) this amendment.

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Orative Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Orative Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Orative Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Orative Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006	Signature:
-Optionee
Address:

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear                     :

As you know, on November 17, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Orative Corporation (“Orative”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Andorra Acquisition Corp., and Orative dated October 25, 2006 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Orative common stock granted to you under the Orative 2003 Equity Incentive Plan (herein referred to as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Orative under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Orative common stock granted to you under the Plan (the “Orative Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Orative (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Orative Option(s) that are required by the Acquisition.

The table below summarizes your Orative Option(s) immediately before and after the Acquisition:

ORATIVE OPTION				ASSUMED ORATIVE OPTION
Grant Date	Option Type	No. of Orative Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share
NSO

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0612971070 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Orative Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Orative Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Orative Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Orative Option(s) was determined by dividing the exercise price per share of your Orative Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or

“Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Orative will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). In accordance with Cisco’s policies the only permissible methods to exercise your assumed Orative Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Orative Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Orative Option(s) may be “early exercised” (i.e., an assumed Orative Option may be exercised for shares of Cisco common stock only to the extent the assumed Orative Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Orative Option(s) to the extent outstanding at the time of termination after which time your assumed Orative Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Orative Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is                     ).

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Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Orative Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Please sign and date this Agreement, as soon as possible, and deliver to                      by hand or by fax to the following number:                     .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Orative Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Orative Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Orative Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Orative Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement. The undersigned further acknowledges: (i) having been offered to amend the assumed Orative Option(s) listed on the table above to limit exercisability in such a way as to not be subject to the additional tax and interest imposed by Section 409A of the Internal Revenue Code of 1986, as amended and (ii) that, after adequate time to evaluate and consult with the undersigned’s personal tax advisor, the undersigned has declined to accept such limit on exercisability, and (iii) that the undersigned’s employer (whether Cisco or a subsidiary of Cisco) will therefore be legally obligated to undertake the withholding for this tax from the undersigned’s compensation.

DATED: , 2006	Signature:
- Optionee
Address:

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus